Exhibit 10.18

AMENDMENT NO. 1
TO THE
TRANSDIGM GROUP INCORPORATED
2006 STOCK INCENTIVE PLAN

WHEREAS, TransDigm Group Incorporated (the “Company”) currently maintains and sponsors the TransDigm Group Incorporated 2006 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) wishes to amend the Plan in accordance with the provisions of Section 14.

NOW, THEREFORE, the Plan is hereby amended as follows:

                                1.             By replacing Section 2(p) of the Plan with the following language:

(p)           “Fair Market Value” means (i) prior to an IPO, the fair market value per share of Stock, as determined by the Board in good faith, (ii) at the time of an IPO, the per share price offered to the public in such IPO, and (iii) after an IPO, on any date (A) if the Stock is listed on a national securities exchange, the closing price reported on the primary exchange with which the Stock is listed and traded on the date of grant, or if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Stock is not listed on any national securities exchange but is listed on the Nasdaq National Market System, the last sale price reported on the date of grant, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported.  If, after an IPO, the Stock is not listed on a national securities exchange or the Nasdaq National Market System, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock, on a fully diluted basis.

                                2.             This Amendment No. 1 shall be effective as of the date hereof.

                                3.             Except as modified by this Amendment No. 1, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

                                IN WITNESS WHEREOF, this Amendment No. 1 was duly adopted by the Board of Directors as of October 20, 2006.

TRANSDIGM GROUP INCORPORATED

By	/s/ Gregory Rufus
Gregory Rufus, Executive Vice President, Chief
Financial Officer and Secretary